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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF INTEREP NATIONAL RADIO SALES, INC.

                                                             Name Under Which
          Name                 State of Organization    Subsidiary Does Business
---------------------------  ------------------------- -------------------------
Allied Radio Partners, Inc.        New York                Allied Radio Partners
                                                           Concert Music Network
                                                            Cumulus Radio Sales
American Radio Sales, Inc.         New York                American Radio Sales
                                                              ABC Radio Sales
Cybereps, Inc.                     Delaware                        Same
D&R Radio, Inc.                    New York                        Same
Infinity Radio Sales, Inc.         New York                Infinity Radio Sales
                                                              Infinity Sports
Interep Interactive, Inc.          Delaware                 Interep Interactive
                                                            Winstar Interactive
                                                           Perfect Circle Media
Interep New Media, Inc.            New York                        Same
McGavren Guild, Inc.               New York                        Same
Morrison and Abraham, Inc.         New York                        Same
Public Radio Network, Inc.         New York                        Same
SBS/Interep LLC                    New York                     SBS/Interep
                                                         Caballero Spanish Media